CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A (the "Registration Statement") of Global/International Fund, Inc., comprised of Scudder Global Bond Fund, Scudder Emerging Markets Income Fund, Scudder International Bond Fund, and Scudder Global Discovery Fund, of our reports dated December 15, 1998, December 23, 1998, December 23, 1998, and December 23, 1998, respectively, on the financial statements and financial highlights appearing in the October 31, 1998 Annual Reports to the Shareholders of Scudder Global Bond Fund, Scudder Emerging Markets Income Fund, Scudder International Bond Fund, and Scudder Global Discovery Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the headings "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.






PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 1999